Exhibit 99.1

Brian Smith

ESI

503-672-5760

ESI ANNOUNCES SECOND QUARTER FISCAL 2010 RESULTS

Revenues Increase 22% Sequentially

PORTLAND, ORE.—October 21, 2009— Electro Scientific Industries, Inc. (NASDAQ:ESIO), a leading provider of world-class photonic and laser microengineering systems, today announced results for its fiscal 2010 second quarter, ended September 26, 2009. Financial measures are provided on both a GAAP and non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, restructuring costs, and non-recurring items.

Second quarter revenues were $27.6 million, a 22% increase from the first quarter. On a GAAP basis, net loss was $6.1 million or $0.22 per share, compared to a net loss of $5.5 million or $0.20 per share in the prior quarter. Excluding the impact of purchase accounting, equity compensation, and other non-recurring items, non-GAAP net loss was $3.9 million or $0.14 per share, compared to a non-GAAP net loss of $6.2 million or $0.23 per share in the first quarter.

“We continued to see improvement in our business, with sequential increases in revenue, gross margin, and non-GAAP operating income,” noted Nick Konidaris, ESI president and CEO. Orders of $29.3 million were up from $28.7 million in the prior quarter as increased semiconductor activity was partially offset by lower orders in passive components.

Second quarter operating expenses on a non-GAAP basis declined sequentially and were down over 20% from the prior year. Konidaris added, “We are pleased with our ability to continue to manage discretionary spending and preserve cash in a difficult environment.”

Balance Sheet and Cash Flow

At quarter end, cash and investments, including restricted cash, totaled $154.5 million, roughly flat with last quarter and up from one year ago. Restricted cash resulted from our substitution of a letter of credit for a portion of the bond associated with legal action in Taiwan to protect our intellectual property. Cash used in operations was $1.2 million as improvements within working capital nearly offset losses from operations.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2010 Results

Q3 2010 Outlook

ESI expects revenues for the third quarter of fiscal 2010 to be between $32 and $37 million and a non-GAAP loss per share of $0.08 to $0.13 excluding the impact of purchase accounting, equity compensation, restructuring costs, and non-recurring items.

Konidaris concluded, “We continue to be encouraged by the improvement in overall business activity. As our customers’ utilization rates improve, we expect second half orders and revenues to be up sequentially from the first half. In addition, our investment in new products and applications should create additional opportunities for growth. Further, our business model should allow earnings to grow faster than sales as revenues increase.”

The company will hold a conference call today at 5:00 p.m. EDT. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.

The conference call can be accessed by calling 888-419-5570 (domestic participants) or 617-896-9871 (international participants). The conference ID number is 12639188. A live audio webcast can be accessed at www.esi.com. Upon completion of the call, an audio replay will be accessible through October 31, 2009 at 888-286-8010 (domestic participants) or 617-801-6888 (international participants), passcode 35092699. The audio replay will also be available on the ESI Web site.

Discussion of Non-GAAP Financial Measures

In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of purchase accounting, equity compensation, restructuring costs, and non-recurring items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2010 Results

About ESI

ESI is a pioneer and leading supplier of world-class production laser systems that help its microelectronics customers achieve compelling yield and productivity gains. The company’s industry-leading, application-specific products enhance electronic-device performance in three key sectors—semiconductors, passive components and electronic interconnect—by enabling precision fine-tuning of device micro-features in high-volume manufacturing environments. Founded in 1944, ESI is headquartered in Portland, Ore. More information is available at www.esi.com.

Forward-Looking Statements

This press release includes forward-looking statements about the markets we serve, orders, revenue, growth, earnings growth, and loss per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry—which is dependent on many factors including component prices, global economic strength and political stability, and overall demand for electronic devices (such as capacitors, semiconductor memory devices and advanced electronic packages) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the semiconductor industry which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the ability of the company to achieve anticipated cost reductions and savings; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; foreign currency fluctuations; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; changes in tax laws or the interpretation of such tax laws; and future liquidity and valuation of auction rate securities.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2010 Results

Electro Scientific Industries, Inc.

Second Quarter Fiscal 2010 Results

(In thousands, except per share data)

(Unaudited)

	Fiscal quarter ended			Two fiscal quarters ended
	Sep 26, 2009	Jun 27, 2009	Sep 27, 2008	Sep 26, 2009	Sep 27, 2008
Operating Results:
Net sales	$27,638	$22,603	$49,610	$50,241	$113,634
Cost of sales	18,212	16,642	28,538	34,854	67,271

Gross profit	9,426	5,961	21,072	15,387	46,363
Operating expenses:
Selling, service and administration	11,355	11,971	13,746	23,326	28,846
Research, development and engineering	7,441	7,455	8,446	14,896	18,104
Restructuring costs	—	—	1,174	—	1,923
Merger termination proceeds, net	—	(4,516)	—	(4,516)	—

Net operating expenses	18,796	14,910	23,366	33,706	48,873

Operating loss	(9,370)	(8,949)	(2,294)	(18,319)	(2,510)
Non-operating income (expense):
Other-than-temporary impairment of auction rate securities	—	—	(5,381)	—	(10,475)
Interest and other income, net	357	342	1,117	699	1,977

Total non-operating income (expense)	357	342	(4,264)	699	(8,498)

Loss before income taxes	(9,013)	(8,607)	(6,558)	(17,620)	(11,008)
Benefit from income taxes	(2,893)	(3,077)	(2,449)	(5,970)	(4,141)

Net loss	$(6,120)	$(5,530)	$(4,109)	$(11,650)	$(6,867)

Net loss per share - basic	$(0.22)	$(0.20)	$(0.15)	$(0.43)	$(0.25)

Net loss per share - diluted	$(0.22)	$(0.20)	$(0.15)	$(0.43)	$(0.25)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Second Quarter Fiscal 2010 Results

Electro Scientific Industries, Inc.

Second Quarter Fiscal 2010 Results

(Amounts in thousands)

(Unaudited)

Financial Position As Of:

	Sep 26, 2009	Jun 27, 2009	Mar 28, 2009
Assets
Current assets:
Cash and cash equivalents	$85,291	$124,474	$153,538
Restricted cash	2,400	—	—
Short-term investments	66,760	30,688	2,380

Total cash, restricted cash and investments	154,451	155,162	155,918

Trade receivables, net	22,054	20,070	18,847
Inventories	77,215	78,744	84,882
Shipped systems pending acceptance	3,876	2,939	2,072
Deferred income taxes, net	6,497	6,206	6,298
Other current assets	11,246	10,307	10,594

Total current assets	275,339	273,428	278,611

Auction rate securities	8,555	7,134	6,007
Property, plant and equipment, net	41,108	42,234	43,005
Non-current deferred income taxes, net	28,765	25,823	22,620
Acquired intangible assets, net	8,883	9,420	9,972
Other assets	20,334	22,772	24,032

Total assets	$382,984	$380,811	$384,247

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$7,981	$6,233	$7,492
Accrued liabilities	13,216	11,736	12,958
Deferred revenue	12,490	11,776	11,251

Total current liabilities	33,687	29,745	31,701

Non-current income taxes payable	9,352	9,401	9,023

Shareholders’ equity:
Preferred and common stock	138,189	135,566	133,808
Retained earnings	199,821	205,941	211,085
Accumulated other comprehensive income (loss)	1,935	158	(1,370)

Total shareholders’ equity	339,945	341,665	343,523

Total liabilities and shareholders’ equity	$382,984	$380,811	$384,247

End of period shares outstanding	27,427	27,266	27,184

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Second Quarter Fiscal 2010 Results

Electro Scientific Industries, Inc.

Analysis of Second Quarter Fiscal 2010 Results

(Dollars and shares in thousands)

(Unaudited)

	Fiscal quarter ended			Two fiscal quarters ended
	Sep 26, 2009	Jun 27, 2009	Sep 27, 2008	Sep 26, 2009	Sep 27, 2008
Sales detail:
Semiconductor Group	$7,714	$5,260	$12,520	$12,974	$34,248
Passive Components Group	6,098	5,150	6,719	11,248	19,994
Interconnect Micro-Machining Group	13,826	12,193	30,371	26,019	59,392

Total	$27,638	$22,603	$49,610	$50,241	$113,634

Gross margin %	34%	26%	42%	31%	41%
Selling, service and administration expense %	41%	53%	28%	46%	25%
Research, development and engineering expense %	27%	33%	17%	30%	16%
Operating loss %	(34)%	(40)%	(5)%	(36)%	(2)%
Effective tax rate %	32%	36%	37%	34%	38%
Average shares outstanding - basic	27,356	27,234	27,035	27,295	27,072
Average shares outstanding - diluted	27,356	27,234	27,035	27,295	27,072
End of period employees	569	565	686	569	686

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Second Quarter Fiscal 2010 Results

Electro Scientific Industries, Inc.

Second Quarter Fiscal 2010 Results

(In thousands, except per share data)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:

	Fiscal quarter ended			Two fiscal quarters ended
	Sep 26, 2009	Jun 27, 2009	Sep 27, 2008	Sep 26, 2009	Sep 27, 2008
Gross profit per GAAP	$9,426	$5,961	$21,072	$15,387	$46,363
Add back:
Purchase accounting included in cost of sales	289	289	289	578	579
Equity compensation included in cost of sales	350	215	222	565	429

Total non-GAAP adjustments to gross profit	639	504	511	1,143	1,008

Non-GAAP gross profit	$10,065	$6,465	$21,583	$16,530	$47,371

Non-GAAP gross margin	36.4%	28.6%	43.5%	32.9%	41.7%

Operating expenses per GAAP	$18,796	$14,910	$23,366	$33,706	$48,873
Less:
Purchase accounting included in operating expenses:
Selling, service and administration	198	443	276	641	729
Research, development and engineering	36	26	—	62	(19)

Subtotal - purchase accounting included in operating expenses	234	469	276	703	710

Equity compensation included in operating expenses:
Selling, service and administration	1,460	1,778	662	3,238	1,551
Research, development and engineering	337	314	285	651	600

Subtotal - equity compensation included in operating expenses	1,797	2,092	947	3,889	2,151

Other items included in operating expenses:
Net merger termination proceeds	—	(4,516)	—	(4,516)	—
Restructuring costs	—	—	1,174	—	1,923

Subtotal - other non-recurring items included in operating expenses	—	(4,516)	1,174	(4,516)	1,923

Total non-GAAP adjustments to operating expenses	2,031	(1,955)	2,397	76	4,784

Non-GAAP operating expenses	$16,765	$16,865	$20,969	$33,630	$44,089

Operating loss per GAAP	$(9,370)	$(8,949)	$(2,294)	$(18,319)	$(2,510)
Non-GAAP adjustments to gross profit	639	504	511	1,143	1,008
Non-GAAP adjustments to operating expenses	2,031	(1,955)	2,397	76	4,784

Non-GAAP operating (loss) income	$(6,700)	$(10,400)	$614	$(17,100)	$3,282

Non-operating income (expense), net per GAAP	$357	$342	$(4,264)	$699	$(8,498)
Non-GAAP adjustment for impairment of auction rate securities	—	—	5,381	—	10,475

Non-GAAP non-operating income	$357	$342	$1,117	$699	$1,977

Net loss per GAAP	$(6,120)	$(5,530)	$(4,109)	$(11,650)	$(6,867)
Non-GAAP adjustments to gross profit	639	504	511	1,143	1,008
Non-GAAP adjustments to operating expenses	2,031	(1,955)	2,397	76	4,784
Non-GAAP adjustments to non-operating expense	—	—	5,381	—	10,475
Income tax effect of non-GAAP adjustments	(406)	783	(2,920)	377	(5,641)

Non-GAAP net (loss) income	$(3,856)	$(6,198)	$1,260	$(10,054)	$3,759

Basic Non-GAAP net (loss) income per share	$(0.14)	$(0.23)	$0.05	$(0.37)	$0.14

Diluted Non-GAAP net (loss) income per share	$(0.14)	$(0.23)	$0.05	$(0.37)	$0.14

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Second Quarter Fiscal 2010 Results

Electro Scientific Industries, Inc.

Second Quarter Fiscal 2010 Results

(Amounts in thousands)

(Unaudited)

Consolidated Condensed Statements of Cash Flows:

	Fiscal quarter ended			Two fiscal quarters ended
	Sep 26, 2009	Jun 27, 2009	Sep 27, 2008	Sep 26, 2009	Sep 27, 2008
Net loss	$(6,120)	$(5,530)	$(4,109)	$(11,650)	$(6,867)
Non-cash adjustments and changes in operating activities	4,942	4,619	18,339	9,561	22,740

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(1,178)	(911)	14,230	(2,089)	15,873

NET CASH USED IN INVESTING ACTIVITIES	(38,477)	(28,717)	(196)	(67,194)	(4,721)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	97	(213)	(700)	(116)	(2,853)

Effect of exchange rate changes on cash	375	777	(1,585)	1,152	(2,315)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(39,183)	(29,064)	11,749	(68,247)	5,984

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	124,474	153,538	135,294	153,538	141,059

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$85,291	$124,474	$147,043	$85,291	$147,043

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141